UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by Registrant: ☒

Filed by a party other than the Registrant: ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TREASURE GLOBAL INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TREASURE GLOBAL INC

276 5th Avenue, Suite 704 #739

New York, New York 10001

Telephone: +6012 643 7688

https://ir.treasureglobal.co

SUPPLEMENT TO PROXY STATEMENT DATED OCTOBER 26, 2026

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held Virtually at 9:00 a.m. (Eastern Time) on November 5, 2026

This supplement, dated November 4, 2026 (this “Supplement”), amends and supplements the definitive proxy statement on Schedule 14A of Treasure Global Inc, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on October 26, 2026 (the “Proxy Statement”), in connection with the Special Meeting of Stockholders of the Company to be held virtually on November 5, 2026 at 9:00 a.m. Eastern Time, and any adjournment or postponement thereof (the “Special Meeting”). Capitalized terms used but not defined in this Supplement have the meanings given to them in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. EXCEPT AS SPECIFICALLY SUPPLEMENTED OR AMENDED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT.

EXPLANATORY NOTE

The Company is filing this Supplement to correct a clerical error in the Notice of Special Meeting of Stockholders included in the Proxy Statement (the “Notice”) relating to the number of shares of the Company’s common stock outstanding as of the Record Date.

CORRECTION OF SHARES OUTSTANDING AS OF THE RECORD DATE

In the Notice, under the heading “WHO CAN VOTE?”, the Proxy Statement incorrectly stated that there were 12,672,698 shares of common stock outstanding on the Record Date. The correct number of shares of common stock outstanding as of the close of business on September 18, 2026, the Record Date, was 3,484,484, all of which are entitled to vote at the Special Meeting.

Accordingly, the last sentence of the first paragraph under the heading “WHO CAN VOTE?” in the Notice is amended and restated in its entirety to read as follows:

“On the Record Date, there were 3,484,484 shares of common stock outstanding and entitled to vote at the Special Meeting.”

VOTING; PROXIES PREVIOUSLY SUBMITTED

Except as described above, this Supplement does not modify, amend, supplement, or otherwise affect the Proxy Statement. This Supplement does not provide all of the information that is important to your voting decisions at the Special Meeting and should be read in conjunction with the Proxy Statement.

If you have already submitted a proxy or voting instructions, you do not need to take any action unless you wish to change your vote. Proxies previously submitted will be voted as instructed. You may revoke your proxy and change your vote at any time before the polls close at the Special Meeting by signing and returning a new proxy card with a later date, re-voting over the Internet or by telephone, or attending the Special Meeting online and voting electronically. Votes submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on November 4, 2026.

The date of this Supplement is November 4, 2026.